EXHIBIT 10.2

Director Fee Arrangements for 2011

    Each director of Southern Missouri Bancorp, Inc. (the "Company") also is a director of Southern Bank (the "Bank"). For 2011, each director receives an annual fee of $10,800 for serving on the Company's Board of Directors and $13,200 for serving on the Bank's Board of Directors.